Exhibit 99.1


                                                                 PRESS RELEASE


                 SEACOR HOLDINGS ANNOUNCES THIRD QUARTER RESULTS


Fort Lauderdale, Florida
November 9, 2005

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net earnings for the third quarter ended September 30, 2005 of $20.5 million, or $0.76 per diluted share, on operating revenues of $294.9 million. For the nine months ended September 30, 2005, net earnings were $64.2 million, or $2.81 per diluted share, on operating revenues of $637.9 million.

For the third quarter ended September 30, 2004, net earnings were $3.4 million, or $0.18 per diluted share, on operating revenues of $116.5 million. For the nine months ended September 30, 2004, net earnings were $0.6 million, or $0.03 per diluted share, on operating revenues of $309.9 million.

For the previous quarter ended June 30, 2005, the Company reported net earnings of $25.1 million, or $1.20 per diluted share, on operating revenues of $177.8 million.

IMPACT OF THE SEABULK ACQUISITION - The third quarter included, for the first time, the result of Seabulk International, Inc. ("Seabulk"), a company acquired by SEACOR on July 1, 2005. Seabulk's operating revenues for the quarter totaled $97.9 million compared to $96.7 million in the previous quarter (prior to its acquisition by SEACOR). Seabulk's business segments produced operating results consistent with Seabulk's second quarter.

The Seabulk acquisition was accounted for as a purchase under current accounting guidelines, which required that the Seabulk assets and liabilities were subject to fair valuation on the date of acquisition. The preliminary fair value of Seabulk's vessels resulted in an increase in their book value of $385.7 million, which coupled with SEACOR's policy regarding asset useful lives, resulted in additional depreciation expense of $16.4 million over Seabulk's previous quarter.

During the third quarter, Seabulk's result was impacted by a derivative loss of $4.1 million, related to an interest rate swap. Consistent with SEACOR's accounting treatment of other derivative instruments, changes in fair value are reflected in the statement of operations. Prior to its acquisition, Seabulk had designated this swap as a hedge.

Seabulk's result for the quarter, including the additional depreciation expense and the derivative impact, was a net loss of $6.9 million or $0.24 per diluted share.

PRE-EXISTING SEACOR BUSINESS SEGMENTS - Excluding Seabulk's result, net income from pre-existing SEACOR business segments was $27.4 million on operating revenues of $197.0 million, compared to $25.1 million on operating revenues of $177.8 million in the previous quarter. The improvement in results was primarily attributed to revenue increases and improved operating margins.

Revenue increases were mainly due to higher demand for all classes of equipment in Offshore Marine Services and Helicopter Services. Business activity in the third quarter was generally brisk due to increased drilling in the Gulf of Mexico and damage assessment and re-construction of offshore installations following Hurricanes Katrina and Rita. Environmental Services also experienced increased demand due to remediation work required to address the aftermath of Hurricanes Katrina and Rita. Inland River Services' activity levels were slightly reduced due to closing the port of New Orleans and logistics disruptions associated with hurricanes and low water in the river system. Improvements in freight rates compensated for reduction in loadings and cargo.

Offshore Marine Services recorded a $4.4 million charge relating to a funding deficit in a UK multi-company pension fund in which the company is deemed to be a participating employer. Offshore Marine Services was also affected by hurricane damage to certain Gulf Coast facilities of its logistics business resulting in a write-off of certain tangible assets and a goodwill impairment charge totaling $1.6 million. In all other respects, costs and expenses generally increased in response to the higher levels of business activity.

Excluding Seabulk's result, operating income for the quarter was $32.3 million, an increase of $7.7 million over the previous quarter. Operating income improved in Offshore Marine Services, Helicopter Services and Inland River Services in response to the improvements in revenues. Environmental Services achieved improved operating income despite an overall reduction in spill activity.

Excluding Seabulk's result, foreign currency transaction gains for the current quarter were $2.4 million, compared to gains of $4.4 million in the previous quarter. Marketable securities transactions resulted in net gains of $10.4 million, compared to gains of $8.5 million in the previous quarter.

SEACOR recognized an impairment charge of $2.7 million, net of tax, with respect to one of its equity investments.

CAPITAL COMMITMENTS - As of November 9, 2005, capital commitments in respect of all classes of assets aggregated $563.8 million.

QUARTERLY REPORT FILING - SEACOR was unable to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 on today's due date without unreasonable effort and expense due to damage caused by Hurricane Wilma. SEACOR's principal accounting functions are based in Ft. Lauderdale, Florida. From October 24, 2005 through November 1, 2005, due to damage caused by Hurricane Wilma, its Ft. Lauderdale office was effectively closed, with no water, limited generator power, limited fuel and limited access by office personnel, delaying SEACOR's ability to compile the required information and complete the preparation of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. SEACOR expects to file its Form 10-Q on Monday, November 14, 2005 within the five day extension period allowed by Securities and Exchange Commission Rule 12b-25.



SEACOR is a global provider of marine support and transportation service, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is uniquely focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

For additional information, contact Timothy McKeand, Vice President, at (954) 524-4200 ext. 820 or visit SEACOR's website at www.seacorholdings.com.




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
                              SEACOR HOLDINGS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                          Three Months Ended             Nine Months Ended
                                                             September 30,                 September 30,
                                                      ----------------------------  ----------------------------
                                                         2005            2004           2005           2004
                                                      ------------   -------------  -------------  -------------
Operating Revenues                                    $   294,869    $    116,486   $    637,885   $    309,863
                                                      ------------   -------------  -------------  -------------
Costs and Expenses:
   Operating expenses                                     180,136          79,134        412,916        227,923
   Administrative and general                              31,115          14,900         68,939         43,833
   Depreciation and amortization                           46,535          14,352         83,309         42,469
                                                      ------------   -------------  -------------  -------------
                                                          257,786         108,386        565,164        314,225
                                                      ------------   -------------  -------------  -------------
Gains (Losses) on Asset Sales and Impairments                (618)           (119)        14,710          9,636
                                                      ------------   -------------  -------------  -------------
Operating Income                                           36,465           7,981         87,431          5,274
                                                      ------------   -------------  -------------  -------------
Other Income (Expense):
   Interest income                                          4,754           2,180         12,917          5,222
   Interest expense                                       (16,541)         (5,565)       (31,682)       (16,331)
   Derivative loss, net                                    (4,425)           (140)        (6,193)          (621)
   Foreign currency transaction gains (losses), net         2,436            (184)         6,288           (407)
   Marketable securities sale gains (losses), net          10,388            (756)        25,124          4,746
   Other, net                                                 891              79          1,531            431
                                                      ------------   -------------  -------------  -------------
                                                           (2,497)         (4,386)         7,985         (6,960)
                                                      ------------   -------------  -------------  -------------
Income (Loss) Before Income Tax Expense, Minority
   Interest in (Income) Loss of Subsidiaries and
   Equity in Earnings of 50% or Less Owned
   Companies                                               33,968           3,595         95,416         (1,686)
Income Tax Expense                                         13,894           1,511         36,082            178
                                                      ------------   -------------  -------------  -------------
Income (Loss) Before Minority Interest in (Income)
   Loss of Subsidiaries and Equity in Earnings of
   50% or Less Owned Companies                             20,074           2,084         59,334         (1,864)
Minority Interest in (Income) Loss of Subsidiaries            223            (108)           103           (194)
Equity in Earnings of 50% or Less Owned Companies             200           1,388          4,411          2,631
                                                      ------------   -------------  -------------  -------------
Income From Continuing Operations                          20,497           3,364         63,848            573
Income from Discontinued Operations, net of tax                 -               -            364              -
                                                      ------------   -------------  -------------  -------------
Net Income                                            $    20,497    $      3,364   $     64,212   $        573
                                                      ============   =============  =============  =============

BASIC EARNINGS PER COMMON SHARE:
   Income from Continuing Operations                  $      0.83    $       0.18   $       3.12   $       0.03
   Income from Discontinued Operations                          -               -           0.01              -
                                                      ------------   -------------  -------------  -------------
   Net Income                                         $      0.83    $       0.18   $       3.13   $       0.03
                                                      ============   =============  =============  =============
DILUTED EARNINGS PER COMMON SHARE:
   Income from Continuing Operations                  $      0.76    $       0.18   $       2.79   $       0.03
   Income from Discontinued Operations                          -               -           0.02              -
                                                      ------------   -------------  -------------  -------------
   Net Income                                         $      0.76    $       0.18   $       2.81   $       0.03
                                                      ============   =============  =============  =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic                                                      24,789          18,211         20,486         18,341
Diluted                                                    28,562          18,357         24,151         18,496

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
                              SEACOR HOLDINGS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                              Three Months Ended
                                                       -----------------------------------------------------------------
                                                        Sep. 30,       Jun. 30,     Mar. 31,      Dec. 31,     Sep. 30,
                                                          2005           2005        2005           2004         2004
                                                       -----------   -----------  -----------   -----------  -----------
  Operating Revenues                                   $  294,869    $  177,831   $  165,185    $  181,997   $  116,486
                                                       -----------   -----------  -----------   -----------  -----------
  Cost and Expenses:
     Operating expenses                                   180,136       117,179      115,601       126,240       79,134
     Administrative and general                            31,115        19,329       18,495        17,592       14,900
     Depreciation and amortization                         46,535        18,492       18,282        15,365       14,352
                                                       -----------   -----------  -----------   -----------  -----------
                                                          257,786       155,000      152,378       159,197      108,386
                                                       -----------   -----------  -----------   -----------  -----------
  Gains (Losses) on Asset Sales and Impairments              (618)        1,812       13,516           598         (119)
                                                       -----------   -----------  -----------   -----------  -----------
  Operating Income                                         36,465        24,643       26,323        23,398        7,981
                                                       -----------   -----------  -----------   -----------  -----------
  Other Income (Expense):
     Interest income                                        4,754         4,484        3,679         3,200        2,180
     Interest expense                                     (16,541)       (7,550)      (7,591)       (6,154)      (5,565)
     Derivative income (loss), net                         (4,425)         (178)      (1,590)        1,787         (140)
     Foreign currency transaction gains (losses), net       2,436         4,401         (549)        1,944         (184)
     Marketable securities sale gains (losses), net        10,388         8,502        6,234         1,689         (756)
     Other, net                                               891           440          200           108           79
                                                       -----------   -----------  -----------   -----------  -----------
                                                           (2,497)       10,099          383         2,574       (4,386)
                                                       -----------   -----------  -----------   -----------  -----------
  Income Before Income Tax Expense, Minority Interest
     in (Income) Loss of Subsidiaries and Equity in
     Earnings of 50% or less Owned Companies               33,968        34,742       26,706        25,972        3,595
  Income Tax Expense                                       13,894        12,448        9,740         8,395        1,511
                                                       -----------   -----------  -----------   -----------  -----------

  Income Before Minority Interest in (Income) Loss of
     Subsidiaries and Equity in Earnings of 50% or
     Less Owned Companies                                  20,074        22,294       16,966        17,577        2,084
  Minority Interest in (Income) Loss of Subsidiaries          223          (154)          34          (289)        (108)
  Equity in Earnings of 50% or Less Owned Companies           200         2,594        1,617         2,028        1,388
                                                       -----------   -----------  -----------   -----------  -----------
  Income from Continuing Operations                        20,497        24,734       18,617        19,316        3,364
  Income (Loss) from Discontinued Operations, net of
     tax                                                        -           390          (26)            -            -
                                                       -----------   -----------  -----------   -----------  -----------
  Net Income                                           $   20,497    $   25,124   $   18,591    $   19,316   $    3,364
                                                       ===========   ===========  ===========   ===========  ===========
 BASIC EARNINGS PER COMMON SHARE:
    Income from Continuing Operations                  $     0.83    $     1.35   $     1.02    $     1.06   $     0.18
    Income (Loss) from Discontinued Operations                  -          0.02            -             -            -
                                                       -----------   -----------  -----------   -----------  -----------
    Net Income                                         $     0.83    $     1.37   $     1.02    $     1.06   $     0.18
                                                       ===========   ===========  ===========   ===========  ===========
 DILUTED EARNINGS PER COMMON SHARE:
    Income from Continuing Operations                  $     0.76    $     1.18   $     0.90    $     1.03   $     0.18
    Income (Loss) from Discontinued Operations                  -          0.02            -             -            -
                                                       -----------   -----------  -----------   -----------  -----------
    Net Income                                         $     0.76    $     1.20   $     0.90    $     1.03   $     0.18
                                                       ===========   ===========  ===========   ===========  ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic                                                    24,789        18,349       18,249        18,203       18,211
  Diluted                                                  28,562        21,924       21,908        18,973       18,357
COMMON SHARES OUTSTANDING AT PERIOD END                    25,009        18,466       18,442        18,307       18,292

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
                              SEACOR HOLDINGS INC.
                           SUPPLEMENTAL FINANCIAL DATA
                            (IN THOUSANDS, UNAUDITED)

                                                                                  Three Months Ended
                                                      ---------------------------------------------------------------------
                                                        Sep. 30,       Jun. 30,     Mar. 31,      Dec. 31,       Sep. 30,
                                                          2005           2005         2005          2004           2004
                                                      ------------  ------------  -------------  ------------  ------------
SELECTED BALANCE SHEET DATA, AT PERIOD END:
   Cash, Securities and Construction Reserve Funds    $   650,805   $   533,417   $    615,153   $   495,387   $   440,091
   Total Assets                                         2,959,169     1,798,967      1,778,953     1,766,009     1,456,536
   Total Long-term Debt & Capital Lease Obligations     1,126,431       597,467        582,416       582,367       382,319
   Stockholders' Equity                                 1,280,028       831,254        811,932       793,757       766,763

OPERATING REVENUES BY SEGMENT:
   Offshore Marine Services                           $   146,842   $    84,043   $     80,350   $    80,841   $    72,825
   Marine Transportation Services                          35,723             -              -             -             -
   Environmental Services                                  27,466        35,635         35,893        62,824        21,144
   Inland River Services                                   29,702        27,333         25,530        31,878        16,076
   Helicopter Services                                     40,024        27,692         21,599         7,188         7,485
   Other and Intersegment Eliminations                     15,112         3,128          1,813          (734)       (1,044)
                                                      ------------  ------------  -------------  ------------  ------------
                                                      $   294,869   $   177,831   $    165,185   $   181,997   $   116,486
                                                      ============  ============  =============  ============  ============

OPERATING INCOME (LOSS) BY SEGMENT:
   Offshore Marine Services                           $    26,881   $    15,887   $     22,252   $     9,870   $     6,360
   Marine Transportation Services                          (1,337)            -              -             -             -
   Environmental Services                                   4,600         3,375          4,564         7,473         2,742
   Inland River Services                                    8,704         7,092          7,664        11,795         3,153
   Helicopter Services                                      5,516         1,738         (4,395)         (668)         (475)
   Corporate Expenses and Other                            (7,899)       (3,449)        (3,762)       (5,072)       (3,799)
                                                      ------------  ------------  -------------  ------------  ------------
                                                      $    36,465   $    24,643   $     26,323   $    23,398   $     7,981
                                                      ============  ============  =============  ============  ============




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